Exhibit 32.1

REYNOLDS AMERICAN INC.

Certification Pursuant to 18 U.S.C. §1350

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Susan M. Cameron, Chief Executive Officer, and Andrew D. Gilchrist, Chief Financial Officer, of Reynolds American Inc. (“RAI”), hereby certifies, to her or his knowledge, that:

1)	RAI’s Annual Report on Form 10-K for the year ended December 31, 2015, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)	the information contained in RAI’s Annual Report on Form 10-K for the year ended December 31, 2015, fairly presents, in all material respects, the financial condition and results of operations of RAI.

EXECUTED this 11th day of February, 2016.

/s/ Susan M. Cameron
Susan M. Cameron, President and
Chief Executive Officer of Reynolds American Inc.

/s/ Andrew D. Gilchrist
Andrew D. Gilchrist, Executive Vice President and
Chief Financial Officer of Reynolds American Inc.